New York Mortgage Trust 2020 Third Quarter Financial Summary

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default or delinquency and/or decreased recovery rates on our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; our ability to predict and control costs; changes in governmental laws, regulations or policies affecting our business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, CMBS and ABS securities, residential loans, structured multifamily investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on us, our operations and our personnel. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Third quarter 2020 Financial Tables and related information can be viewed in the Company’s press release dated November 5, 2020 posted on the Company’s website at http://www.nymtrust.com under the “About The Company — Press Releases” section. See Glossary and End Notes in the Appendix. 2

To Our Stockholders Management Update "The Company delivered another solid quarter despite the current environment, generating $0.24 GAAP earnings per share and $0.30 comprehensive earnings per share. The Company’s book value increased to $4.58, an increase of approximately 5% from the previous quarter and 18% from the first quarter. Including the $0.075 per common share dividend declared in September, the Company posted a total economic return of 7.0% for the quarter. On the balance sheet-side, the Company continued to strengthen its financial position during the quarter, completing a residential loan securitization and a non-mark-to-market residential loan repurchase agreement with a new counterparty further reducing its mark-to-market financing to $626 million at quarter end from $964 million the prior quarter. In October 2020, the Company completed a second residential loan securitization, reducing our mark-to-market financing by an additional $236 million. The Company completed the quarter with over $600 million in cash as we continue to believe that volatility around the election and the ongoing COVID-19 pandemic will present compelling investment opportunities during the fourth quarter and the early part of next year." – Steven Mumma, Chairman and Chief Executive Officer "Investment opportunities to put our cash to work increased dramatically in recent months. With a markedly lower level of competition, we sourced and reviewed over $6 billion of new opportunities in Q3. We have taken a highly selective approach to this market and only advanced on approximately 6% of transactions reviewed. Although we are excited about the strong housing fundamentals bolstering housing demand, particularly in the South and Southeast of the U.S., we believe a patient approach sympathetic to the tense geopolitical environment is the right approach at this time. We believe more attractive entry points will be available in the near-term and are encouraged by the flexibility that our balance sheet can provide in helping us to capture this opportunity in a significant way for our shareholders." – Jason Serrano, President 3

Table of Contents Company Overview Financial Summary Market & Strategy Update Quarterly Comparative Financial Information Appendix Glossary End Notes Capital Allocation Reconciliation of Net Interest Income

Company Overview

NYMT Overview New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust $2.3B Portfolio Equity Allocation (“REIT”) for U.S. federal income tax purposes, in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multifamily residential assets. Our objective is to deliver long-term stable distributions to our Multifamily stockholders over changing economic conditions through a combination of net interest Credit 25% margin and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive residential and multifamily assets, including investments that may have been sourced from distressed markets. Other 16% Single-Family Credit 59% $2.8B Total Investment Portfolio / $1.4B Market Capitalization Office Locations 57 professionals in New York, Los Angeles, and Charlotte Los Angeles Charlotte New York Distressed Servicing and Direct Property Management Expertise Access to Market Leading Technology & Data Committed to Community, Diversity & Inclusion Data As of 9/30/2020 See Glossary and End Notes in the Appendix. 6

Key Developments Third Quarter 2020 Key Developments Strengthened NYMT’s near-term defensive investment posture against anticipated volatility while producing strong risk-adjusted returns. • Earnings per share $0.24 Financial • Comprehensive earnings per share $0.30 Performance • Book Value per Common Share of $4.58 (+5.3% QoQ) • Declared third quarter common stock dividend of $0.075 per share, and Dividends preferred stock dividends • Common stock dividend yield of 11.8% (as of 9/30/20) • Maintained a near-term defensive investment posture against anticipated Liquidity volatility while producing attractive 7.0% Economic Return. • $650 million of unrestricted cash on balance sheet (as of 9/30/20) • Completed $365 million residential RPL strategy loan securitization in Q3. – Subsequently closed additional $364 million deal on 10/16/20 Financing • Reduced Company mark-to-market financing in Q3 to $626 million Activity – Subsequently reduced to $390 million on 10/16/20 • Closed on a non-mark-to-market residential warehouse line in anticipation of new investments and eliminated ALL bond mark-to-market repo See Glossary and End Notes in the Appendix. 7

Financial Summary Third Quarter 2020

Financial Snapshot Earnings Per Share Dividend Per Share Net Interest Margin Basic Comprehensive Q3 Dividend $0.24 $0.30 $0.075 Earnings & Book Value 2.90% 2.92% Price to Book Economic Return on Book Value 2.40% 2.43% 2.18% Market Price Book Value Price/Book 3 Months Ended $2.55 $4.58 0.56 7.0% 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Total Portfolio Size MF Portfolio Allocation Yield on Avg. Interest Earning Assets Total Investment Portfolio Credit $2.8B 25% $2.2B SF Credit Investment MF SF Credit SF Portfolio Credit 19% $0.5B MF Credit 6.07% 6.15% 5.99% Credit 5.25% 5.51% 59% 80% Other 1% $45.0M Other 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Financing Total Leverage Ratio Portfolio Leverage Ratio Avg. Portfolio Financing Cost Total $0.9B Financing Callable 1.5x 1.5x 1.4x 1.4x $0.7B 3.67% 0.8x 3.25% 3.07% 2.82% 3.33% 0.5x 0.7x Non-Callable 0.4x 0.4x 0.3x $0.2B 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 See Glossary and End Notes in the Appendix. 9

Third Quarter Summary Dollar amounts in millions, except per share data 3Q 2020 YTD 2020 Equity Capital Market Raised Total Raised Capital $ — $ 512.0 Accretive Capital from Common Equity Raises $ — $ 20.0 Investment Activity Purchases $ 111.8 $ 746.7 Sales $ (370.2) $ (2,464.4) Net Investment Activity $ (258.4) $ (1,717.7) Earnings Net Income (Loss) Attributable to Common Stockholders $ 91.3 $ (399.8) Comprehensive Income (Loss) Attributable to Common Stockholders $ 113.8 $ (436.9) Book Value Per Share at End of Period $ 4.58 See Glossary and End Notes in the Appendix. 10

Financial Results Third Quarter Profit & Loss Dollar amounts in millions, except per share data 5% Book Value Recovery in Third Quarter Net Interest Income $ 25.5 Non-Interest Income 90.5 Total Net Interest Income & Non-Interest Income 116.0 $5.78 Salaries, Benefits & Directors’ Compensation (7.2) $4.58 $4.35 $3.89 Other General & Administrative Expenses (3.3) Operating Expenses (2.9) 09/30/20 06/30/20 03/31/20 12/31/19 Total General, Administrative & Operating (13.4) Expenses The Company’s book value increased 5% during the quarter, leaving over $100 million of potentially recoverable unrealized Net Income Attributable to Company 101.6 losses. Our relatively low level of leverage at the start of the pandemic allowed us to hold a significant amount of investment securities for which pricing was negatively impacted in the first Preferred Stock Dividends (10.3) quarter and continued to improve in the third quarter. We expect the unrealized loss position on these assets to continue to improve as the economy and markets stabilize in the future. Net Income Attributable to Common Stockholders $ 91.3 See Glossary and End Notes in the Appendix. 11

Market & Strategy Update

Enhanced Cash Position A Meticulous Approach to Liquidity Management 7.0% Economic Return Generated in Q3 Quarterly Portfolio Financing Exposure (dollar amounts in millions) Elevated Cash Balance Despite an attractive fundamental landscape, cash balances are expected to be elevated in the near-term. $372 $714 This will provide further access to market opportunities $650 in highly tesnse geopolitical and transitioning pandemic 0.4x environments. 0.3x 0.2x $1,055 $921 $921 Investment Focus NYMT is focused on investments that have potential to generate attractive return on asset opportunities versus $146 levered bond return on equity opportunities. $405 $706 $963 Asset Securitizations $626 $390 NYMT continues to expand utilization of highly attractive asset securitizations for unencumbered loan portfolio and subsequent investments. 6/30/2020 9/30/2020 10/16/2020 Repo Unencumbered Non-MTM Financing Cash Portfolio Leverage Ratio See Glossary and End Notes in the Appendix. 13

Seizing Opportunity in Volatility Significant Reinvestment Opportunity NYMT's Cash Levels Provide Protection Against Market Volatility & Opportunities to Advance on Superior Investments Dry Powder Available Significant Q/Q As of (dollar amounts in millions) Incremental EPS Growth Potential9/30/2020 $574 $0.32 $0.33 $0.30 $0.30 $0.28 $0.29 $0.26 $0.27 $0.27 $0.24 $0.24 $0.24 $650 09/30/20 —% 25% 50% 75% Undrawn Available Financing Cash 8% IRR 10% IRR 12% IRR Deploying 50% of Dry Powder; $1.2B Deployment Availability Potential to Add +5 Cents to Q3 2020 EPS See Glossary and End Notes in the Appendix. 14

Single-family Credit

Portfolio Overview

Single-Family

59% Portfolio Equity
As of 9/30/2020

Core Strategy	Sub-Sector	Net Equity		Loan Key Characteristics: *Avg. FICO*	*AVG. LTV*	*AVG. Coupon*	Current Environment
Distressed Loans	• Seasoned re-performing • Non-performing mortgage loans	20%	$458MM	613 (850)	76%	4.88%	• Limited impact due to COVID-19 forbearance on portfolio. • Housing trends raising loan valuations. • Financing costs at historical lows.
Performing Loans	• S & D • Investor/business purpose loans • Bridge mortgage loans • Other	14%	$314MM	704 (850)	71%	5.94%	• Historical low rates shortening duration of mortgage loans. • Increased competition due to lack of available non-agency product driving up prices.
Non-Agency/ Esoteric Securities	Securitizations not guaranteed by any agency or any U.S. Government sponsored enterprises	25%	$550MM	**Underlying Collateral Allocation** RPL 57% MSR 21% NPL 9% FnF 7% Other 6%			• Recovery to pre-COVID-19 levels nearly complete. • Bond financing reboot continues to drive market interest. • Supply technicals supporting higher bond prices.
Single-Family Agency Securities	RMBS guaranteed by any agency of the U.S. government or any U.S. government sponsored enterprises	—%	$—				• Prices at all time highs. • Negative convexity creating challenges. • Protection against volatility supporting global demand.

See Glossary and End Notes in the Appendix.

15

NYMT

Single-Family Credit

Opportunity Highlights

Third Quarter Update

Decline in COVID-19 Assistance Plans

- **2%** of the residential whole loan portfolio is currently under a COVID-19 assistance plan.
- Requests for new forbearance plans continue to trend lower.

Additional Financing Secured

- Securitized **$365MM** mix of mostly SPL/RPLs at weighted avg coupon of 3.96% during the quarter.
  - Subsequently closed additional **$364MM** deal at weighted avg coupon of 3.17%.
- Established a non-mark-to-market residential warehouse line at ~3.5% spread to LIBOR.

Q3 Investment Activity

- Reviewed/modeled **$5.4B UPB** of loans in Q3.
- Selectively purchased **$95MM UPB** in Q3 / **$209MM UPB** estimated to close in Q4.
- In the third quarter, increased opportunity to purchase bridge loans with lower LTVs, higher coupons, and borrowers with higher credit quality.

2% Active COVID-19 Assistance Plan Loans as of 9/30/2020

(Dollar amounts in millions)

Sector	Count	Balance	9/30/20	8/31/20	7/31/20	6/30/20	5/31/20	4/31/20
RPLs	6,632	$1,038	2.0%	2.6%	6.7%	13.2%	21.6%	13.0%
S&D	1,569	$422	2.3%	5.6%	9.6%	13.3%	21.7%	19.0%
Second Liens/ HELOCs	900	$48	0.6%	0.6%	1.3%	2.7%	4.8%	2.4%
Fix and Flip	404	$130	0.9%	2.5%	1.1%	2.4%	0.8%	—
Total	***9,505***	***$1,638***	***2.0%***	***3.3%***	***6.8%***	***12.1%***	***19.5%***	***13.2%***

Distressed Loan Payment Status Transition as of 9/30/2020

7% of the Portfolio Paid Off as of 9/30/2020


9/30/20
64%
36%
$92
6/30/20
69%
31%
$90
3/31/20
57%
43%
$88
12/31/19
52%
48%
$93
Purchase
34%
66%
$89
Current
Delinquent
WT. Avg. Price

See Glossary and End Notes in the Appendix.

16

NYMT

Multifamily Credit

Portfolio Overview

Multifamily

25% Portfolio Equity
As of 9/30/2020

Core Strategy	Sub-Sector	Net Equity		Loan Key Characteristics: Avg. DSCR	AVG. LTV	AVG. Coupon	Current Environment
Preferred Equity/ Mezzanine Loans	Mezzanine lending secured indirectly by multifamily properties	16%	$366MM	1.43x (2.0x)	82%	11.45%	• COVID-19 impacted loans not material to portfolio. • General market housing trends causing higher loan valuations. • Senior financing costs at historical lows.
Multifamily Securities	CMBS backed by senior commercial mortgage loans on multifamily properties	8%	$184MM	1.84x (2.0x)	63%	3.93%	• Underlying loan delinquencies are stable at <1% delinquencies across 9k+ senior loans. • Liquidity at full capacity with short-term repo available in size. • Monetizing remaining position as prices are nearly fully recovered from earlier price declines.
Joint Venture Equity	Equity ownership of an individual property alongside an operating partner	—%	$—				• Property Sponsors now focused on stable sources of locked up capital. • Opportunities in Southeast still on track for growth. • 10yr fixed senior financing costs at historical lows.
Multifamily Agency Securities	MF CMBS issued by any agency of the U.S. Government or any U.S sponsored government enterprises.	—%	$—				• Bond financing reboot continues to drive more market interest. • Crowded trade now requires 9x+ leverage to generate 10% return. • Supply technicals supporting higher bond prices.

See Glossary and End Notes in the Appendix.

17

NYMT

Multifamily Credit

Opportunity Highlights

Third Quarter Update

COVID-19 Related Assistance Plans Unchanged

- As of 9/30/20, only one loan equaling **1%** of total UPB was delinquent due to COVID-19 related disruption.
- All other Direct Loans are current and have been since origination. Strong performance of the Direct Loan portfolio can be attributed to geographic location and property concept.
- Located primarily in the South and Southeast of the U.S., the properties continue to benefit from growing demand.

Current Opportunities

The Company sees opportunities to expand its footprint in its direct investment business strategies. This expansion is aligned well with its existing portfolio and allows NYMT to move rapidly to take advantage of any potential dislocations in the market.

NYMT Differentiation

NYMT's existing portfolio is concentrated in the residential space and targets markets that are considered secondary markets with strong growth potential. While there is still some uncertainty surrounding COVID-19, NYMT will continue to selectively choose investments less impacted by uncertain market events.

Multifamily Performance Summary as of 9/30/2020

(Dollar amounts in millions)

	Count	Balance	9/30/20	6/30/20	3/31/20
Performing	48	$335	**99%**	99%	100%
Delinquent	1	$3	**1%**	1%	—%
Total	**49**	**$338**	**100%**	**100%**	**100%**

Multifamily Portfolio Characteristics as of 9/30/2020

(Dollar amounts in millions)

State (Top 10)	Balance	% Total	Coupon	LTV	DSCR
TX	$106	31.0%	11.4%	78.2%	1.45x
FL	$32	10.0%	11.2%	80.3%	1.28x
OH	$27	8.0%	11.6%	87.5%	1.43x
TN	$23	7.0%	11.2%	88.9%	1.54x
GA	$22	6.0%	11.0%	83.3%	1.29x
SC	$21	6.0%	11.7%	85.4%	1.55x
NC	$18	5.0%	12.0%	73.7%	1.38x
AL	$16	5.0%	11.4%	87.1%	1.41x
KY	$12	4.0%	11.3%	87.2%	1.24x
Other	$61	18.0%	11.7%	83.6%	1.51x
Total	**$338**	**100%**	**11.5%**	**82.1%**	**1.43x**

See Glossary and End Notes in the Appendix.

18

NYMT

Outlook NYMT Outlook for the Fourth Quarter of 2020: Focus on Generating Total Risk-Adjusted Returns by Investing in Assets with Low Relative Risk Metrics in a Diversified Approach Utilizing a Strong Balance Sheet to Capture Superior Market Opportunities • Continue to operate with a high cash balance into year-end. • Well positioned to exploit opportunities across the Single-Family and Multifamily markets as the environment begins to normalize. • Portfolio leverage to remain low with sourcing pipeline of high return on asset opportunities. • Flexible, cash-efficient market approach designed to avoid operating entanglements. 4Q Strategy Initiatives • Continue to monetize unrealized gains within our non-Agency RMBS and Freddie K Mezzanine investments. • Target short duration investments containing meaningful asset coverage in a contracting economic landscape. New York Mortgage Trust • Focus on assets that benefit from active management in a prolonged, low rate environment. 90 Park Avenue New York, New York 10016 19

Quarterly Comparative Financial Information

Portfolio Yields by Strategy

Quarter over Quarter Comparison

Portfolio Net Interest Margin (3Q'20 vs 2Q'20)
Portfolio net interest margin for the third quarter was 2.18%, a decrease from the second quarter primarily due to higher borrowing costs associated with non-mark-to-market and non-recourse securitizations that we entered into to finance our residential loans and non-Agency RMBS in the second and third quarters of 2020 partially offset by an increase in asset yield related to our single-family credit portfolio due to increased investment in higher yielding residential bridge loans.

Dollar Amounts in Thousands	3Q'20	2Q'20	1Q'20	4Q'19	3Q'19
Single-Family Credit					
Avg. Interest Earning Assets	$2,279,813	$2,372,775	$2,591,264	$2,347,406	$1,772,485
Yield on Avg. Interest Earning Assets	5.03%	4.98%	5.30%	5.13%	5.34%
Average Financing Cost	(3.33)%	(2.82)%	(3.16)%	(3.60)%	(4.27)%
Net Interest Margin	***1.70%***	***2.16%***	***2.14%***	***1.53%***	***1.07%***
Multifamily Credit					
Avg. Interest Earning Assets	$417,102	$490,805	$1,116,461	$1,169,134	$1,104,560
Yield on Avg. Interest Earning Assets	7.52%	7.22%	10.82%	11.46%	10.29%
Average Financing Cost	—%	(3.00)%	(3.90)%	(3.62)%	(4.29)%
Net Interest Margin	***7.52%***	***4.22%***	***6.92%***	***7.84%***	***6.00%***
Agency					
Avg. Interest Earning Assets	$—	$—	$1,074,013	$1,100,787	$1,001,567
Yield on Avg. Interest Earning Assets	—%	—%	2.38%	2.47%	2.60%
Average Financing Cost	—%	—%	(2.28)%	(2.42)%	(2.38)%
Net Interest Margin	***—%***	***—%***	***0.10%***	***0.05%***	***0.22%***
Portfolio Total					
Avg. Interest Earning Assets	$2,738,455	$3,035,657	$4,832,071	$4,666,825	$3,904,847
Yield on Avg. Interest Earning Assets	5.51%	5.25%	5.99%	6.15%	6.07%
Average Financing Cost	(3.33)%	(2.82)%	(3.07)%	(3.25)%	(3.67)%
Portfolio Net Interest Margin	***2.18%***	***2.43%***	***2.92%***	***2.90%***	***2.40%***

See Glossary and End Notes in the Appendix.

21

NYMT

Net Interest Income Quarter over Quarter Comparison Net Interest Income (3Q’20 vs 2Q’20) The $3.0 million decrease from the previous quarter is due to the reduction of non-Agency RMBS and CMBS securities in our portfolio and higher borrowing costs associated with the two non-mark-to-market and non-recourse securitization transactions completed during the second and third quarters. Interest Income & Interest Expense Breakout by Investment Category Dollar Amounts in Thousands 3Q'20 2Q'20 1Q'20 4Q'19 3Q'19 Single-Family Credit Interest Income $28,747 $29,530 $34,321 $30,098 $23,668 Interest Expense (9,025) (7,898) (10,205) (11,531) (10,499) Net Interest Income $19,722 $21,632 $24,116 $18,567 $13,169 Multifamily Credit Interest Income $7,846 $8,854 $30,214 $33,498 $28,413 Interest Expense — (58) (6,715) (7,384) (8,400) Net Interest Income $7,846 $8,796 $23,499 $26,114 $20,013 Agency Interest Income $— $— $6,402 $6,799 $6,512 Interest Expense — — (4,930) (5,428) (4,980) Net Interest Income $— $— $1,472 $1,371 $1,532 Portfolio Total Interest Income $37,796 $39,812 $72,316 $71,740 $59,274 Interest Expense (12,267) (11,286) (25,234) (27,741) (27,303) Portfolio Net Interest Income $25,529 $28,526 $47,082 $43,999 $31,971 See Glossary and End Notes in the Appendix. 22

Non-Interest Income (Loss)

Quarter over Quarter Comparison

Realized Gains (Losses), net (3Q'20 vs 2Q'20)
Net realized losses of $2.6 million on investment securities in the third quarter includes $6.1 million in gains from sales of CMBS offset by $8.7 million in losses from sales of non-Agency RMBS. Realized gain activity on residential loans is primarily a result of loan prepayment activity.

Dollar Amounts in Thousands	3Q'20	2Q'20	1Q'20	4Q'19	3Q'19
Investment securities and related hedges	$(2,575)	$(42)	$(131,835)	$—	$5,013
Residential loans	1,508	(892)	(16,083)	86	1,089
Total Realized Gains (Losses), net	*$(1,067)*	*$(934)*	*$(147,918)*	*$86*	*$6,102*
Realized Loss on Sale of Freddie Mac K-Series POs	*$—*	*$—*	*$(54,118)*	*$—*	*$—*

Unrealized Gains (Losses), net (3Q'20 vs 2Q'20)
The credit markets saw continued improvement in credit spreads in the third quarter, which translated to improved pricing across the majority of our asset classes and resulted in net unrealized gains of $81.2 million for the period.

Dollar Amounts in Thousands	3Q'20	2Q'20	1Q'20	4Q'19	3Q'19
Investment securities and related hedges	$19,193	$60,701	$(70,590)	$12,800	$(13,336)
Residential loans	35,726	38,202	(83,409)	7,508	16,818
Consolidated SLST	27,145	4,096	(66,134)	(83)	—
Consolidated K-Series	—	—	(171,011)	1,715	7,630
Preferred equity and mezzanine loan investments	(866)	(127)	(5,636)	—	—
Total Unrealized Gains (Losses), net	*$81,198*	*$102,872*	*$(396,780)*	*$21,940*	*$11,112*

See Glossary and End Notes in the Appendix.

23

NYMT

Non-Interest Income (Loss) Quarter over Quarter Comparison Other Income (3Q’20 vs 2Q’20) The net increase of $7.9 million in other income in the third quarter is primarily the result of an increase in income generated by investment in entities that invest in residential properties and loans resulting from realized gains on sale activity and unrealized gains recognized by these entities. Dollar Amounts in Thousands 3Q'20 2Q'20 1Q'20 4Q'19 3Q'19 Income from preferred equity investments accounted for as equity $4,302 $4,024 $(963) $2,982 $2,458 Income from joint venture equity investments in multifamily properties 122 (1,310) 239 4,137 985 Income from entities that invest in residential properties and loans 5,542 1,398 1,218 3,793 431 Preferred equity and mezzanine loan premiums resulting from early 463 — 54 494 — redemption Losses in consolidated VIEs (159) (1,780) (342) (266) (185) Miscellaneous income 127 142 1,829 285 249 Total Other Income $10,397 $2,474 $2,035 $11,425 $3,938 See Glossary and End Notes in the Appendix. 24

Expense Analysis Quarter over Quarter Comparison General and Administrative Expenses (3Q’20 vs 2Q’20) Decrease in compensation expenses largely related to annual awards in equity compensation to non-employee directors in the second quarter. Dollar Amounts in Thousands 3Q'20 2Q'20 1Q'20 4Q'19 3Q'19 Salaries, benefits and directors' compensation 7,247 $8,586 $7,185 $6,063 $5,780 Other general and administrative expenses 3,282 3,237 3,621 3,264 2,534 Total General and Administrative Expenses 10,529 $11,823 $10,806 $9,327 $8,314 Operating Expenses (3Q’20 vs 2Q’20) Operating expenses increased by $0.6 million primarily due to increased loan purchase activity in the third quarter. We would expect expenses to increase in the fourth quarter as we increase our investing activities in residential loans and direct multifamily loans. Dollar Amounts in Thousands 3Q'20 2Q'20 1Q'20 4Q'19 3Q'19 Operating expenses $2,895 $2,251 $3,079 $3,182 $3,974 Total Operating Expenses $2,895 $2,251 $3,079 $3,182 $3,974 See Glossary and End Notes in the Appendix. 25

Other Comprehensive Income Other Comprehensive Income (3Q’20 vs 2Q’20) Other comprehensive income in the third quarter is primarily due to continued improvement in credit spreads. Dollar Amounts in Thousands 3Q'20 2Q'20 1Q'20 4Q'19 3Q'19 NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON $91,344 $107,517 $(598,680) $55,308 $34,835 STOCKHOLDERS OTHER COMPREHENSIVE INCOME (LOSS) Increase (decrease) in fair value of investment securities available for sale 12,645 78,273 (135,327) 3,216 15,356 Reclassification adjustment for net loss (gain) included in net income (loss) 9,845 4,331 (6,837) — (4,444) TOTAL OTHER COMPREHENSIVE INCOME (LOSS) 22,490 82,604 (142,164) 3,216 10,912 COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S $113,834 $190,121 $(740,844) $58,524 $45,747 COMMON STOCKHOLDERS See Glossary and End Notes in the Appendix. 26

Book Value Changes in Book Value The following table analyzes the changes in book value of our common stock for the three and nine months ended September 30, 2020. Three Months Ended September 30, 2020 Nine Months Ended September 30, 2020 Amounts in Thousands, except per share Amount Shares Per Share Amount Shares Per Share Beginning Balance $1,642,883 377,465 $4.35 $1,683,911 291,371 $5.78 Cumulative-effect adjustment for implementation of fair — 12,284 value option Common stock issuance, net 3,175 279 519,473 86,373 Balance after cumulative-effect adjustment and share 1,646,058 377,744 4.36 2,215,668 377,744 5.87 issuance activity Dividends declared (28,331) (0.08) (47,218) (0.13) Net changes in accumulated other comprehensive income (loss): Investment securities available for sale 22,490 0.06 (37,070) (0.10) Net income (loss) attributable to Company's common 91,344 0.24 (399,819) (1.06) stockholders Ending Balance $1,731,561 377,744 $4.58 $1,731,561 377,744 $4.58 See Glossary and End Notes in the Appendix. 27

Annual Returns Economic/Total Rate Economic Return: Change in Book Value for the period + Dividends declared for the period, divided by the beginning period Book Value. 3Q'20 2Q'20 1Q'20 2019 2018 2017 2016 2015 Book Value Beginning $4.35 $3.89 $5.78 $5.65 $6.00 $6.13 $6.54 $7.07 End $4.58 $4.35 $3.89 $5.78 $5.65 $6.00 $6.13 $6.54 Change in Book Value $0.23 $0.46 $(1.89) $0.13 $(0.35) $(0.13) $(0.41) $(0.53) Dividends Q1 — $0.20 $0.20 $0.20 $0.24 $0.27 Q2 $0.05 0.20 0.20 0.20 0.24 0.27 Q3 $0.075 0.20 0.20 0.20 0.24 0.24 Q4 0.20 0.20 0.20 0.24 0.24 Total $0.075 $0.05 — $0.80 $0.80 $0.80 $0.96 $1.02 Total Economic Return 7.0% 13.1% (32.7)% 16.5% 7.5% 10.9% 8.4% 6.9% Total Rate of Return: Change in Stock Price for the period + Dividends declared for the period, divided by the beginning period Stock Price. 3Q'20 2Q'20 1Q'20 2019 2018 2017 2016 2015 Stock Price Beginning $2.61 $1.55 $6.23 $5.89 $6.17 $6.60 $5.33 $7.71 End $2.55 $2.61 $1.55 $6.23 $5.89 $6.17 $6.60 $5.33 Change in Stock Price $(0.06) $1.06 $(4.68) $0.34 $(0.28) $(0.43) $1.27 $(2.38) Total Rate of Return 0.6% 71.6% (75.1)% 19.4% 8.4% 5.6% 41.8% (17.6)% See Glossary and End Notes in the Appendix. 28

Appendix

Glossary The following defines certain of the commonly used terms in this presentation: "Accretive Capital" refers to the premium received on shares of common stock issued in our capital markets raises over the most recently reported book value prior to the respective capital raises, after deducting underwriting discounts and commissions and offering expenses; “Agency” or “Agency Securities” or “Agency Guaranteed” or “Agency Portfolio” refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Interest Earning Assets" is calculated each quarter for the interest earning assets in our investment portfolio based on daily average amortized cost for the respective periods and excludes cash and cash equivalents and all Consolidated SLST and Consolidated K-Series assets; "Average Financing Cost" is calculated by dividing annualized interest expense relating to our interest earning assets by average interest bearing liabilities, excluding our subordinated debentures and convertible notes; “CDO” refers to collateralized debt obligation; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as PO, IO or senior/mezzanine securities that represent the right to a specific component of the cash flow from a pool of multifamily mortgage loans; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multifamily loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO and/or senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Distressed Loans” refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; See Glossary and End Notes in the Appendix. 30

Glossary “Market Capitalization” is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market price as of the date indicated; "MF" refers to multifamily; "MTM" refers to mark-to-market; “Multifamily CDOs” refers to the debt that permanently finances the multifamily mortgage loans held in the Consolidated K-Series that we consolidated in our financial statements in accordance with GAAP; "Net Interest Margin" is the difference between the Yield on Average Interest Earning Assets and the Average Financing Cost, excluding the weighted average cost of subordinated debentures and convertible notes; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; "Portfolio Equity" refers to the net capital allocated (see Appendix - "Capital Allocation"); “Portfolio Leverage Ratio” represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity; “Residential CDOs” refers to the debt that permanently finances our residential mortgage loans held in securitization trusts, net that we consolidate in our financial statements in accordance with GAAP; “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; "S&D" refers to scratch and dent loans; "SF" refers to single-family; “SLST CDOs” refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; “Total Leverage Ratio” represents total outstanding repurchase agreement financing plus subordinated debentures and convertible notes divided by the Company's total stockholders' equity. Does not include Multifamily CDOs, SLST CDOs, Residential CDOs and securitized debt as they are non-recourse debt to the Company; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; and "Yield on Average Interest Earning Assets" is calculated by dividing annualized interest income relating to interest earning assets by Average Interest Earning Assets for the respective periods. See Glossary and End Notes in the Appendix. 31

End Notes

Slide 1

- Image(s) used under license from Shutterstock.com.

Slide 3

- Image(s) used under license from Shutterstock.com.

Slide 6

- Refer to Appendix - "Capital Allocation" for a detailed breakout of Portfolio Equity Allocation and Total Investment Portfolio.

Slide 7

- Image(s) used under license from Shutterstock.com.

Slide 9

- Market Price is the closing price per share of the Company's common stock on September 30, 2020.
- Price/Book is calculated based on the Market Price and book value of the Company as of September 30, 2020.
- Portfolio Size and Allocation of the investment portfolio represent balances as of September 30, 2020 (see Appendix – "Capital Allocation").
- Total financing does not include debt associated with Multifamily CDOs, SLST CDOs, Residential CDOs and securitized debt as they are non-recourse debt to the Company.
- Callable financing represents outstanding repurchase agreements.
- Non-callable financing includes convertible notes and subordinated debentures.

Slide 10

- Investment activity does not include purchase and sale activity related to investment in real estate under development in Consolidated VIEs.

Slide 13

- Unencumbered includes investment securities and residential loans.
- Non-MTM financing includes Residential CDOs, securitized debt and non-MTM repurchase agreement financing.
- Amounts as of October 16, 2020 represents actual September 30, 2020 balances adjusted for the residential loan securitization transaction that closed on October 16, 2020.

Slide 14

- Undrawn available financing represents the difference between the maximum aggregate uncommitted principal amounts and the outstanding amounts under the related repurchase agreements.
- "Dry Powder" Available represents cash and undrawn available financing as of September 30, 2020.
- Illustrative EPS include Q3 2020 earnings per share of $0.24 plus incremental earnings on future "Dry Powder" deployment, which is calculated as the product of the projected IRR, the deployment percentage, and the cash and undrawn available financing as of October 16, 2020. These are based on management's current views and estimates, and the actual results may vary materially. See "Forward Looking Statements" at the beginning of this presentation for more information on forward looking statements.

Slide 15

- Refer to Appendix - "Capital Allocation" for a detailed breakout of Portfolio Equity.
- Net Equity does not include $12.6 million of other investments as of September 30, 2020.
- Average FICO, Average LTV and Average Coupon represent the weighted average borrower FICO score, weighted average loan-to-value, and weighted average coupon rate for residential loans held as of September 30, 2020.
- Underlying collateral allocation percentages represent the market values of the respective categories as a percentage of total Non-Agency/Esoteric Security fair value.

Slide 16

- Percentages in the Active COVID-19 Assistance Plan Loans table were calculated using the weighted average legal balances of residential loans held as of September 30, 2020. The interest bearing balance of these residential loans was $1.579 billion as of September 30, 2020.
- Percentages in the Distressed Loan Payment Status Transition Update table were calculated using the total purchased legal balance of Distressed Loans purchased after June 30, 2018 and held as of September 30, 2020.
- Weighted average prices were calculated using the purchased legal balance of Distressed Loans purchased after June 30, 2018 and held as of September 30, 2020 and the fair value prices as of the dates indicated.

See Glossary and End Notes in the Appendix.

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End Notes Slide 17 Slide 22 • Refer to Appendix - "Capital Allocation" for a detailed breakout of Portfolio Equity. • Refer to Appendix - “Reconciliation of Net Interest Income" for reconciliation of net • Net Equity does not include other investments amounting to approximately $7.8 million as interest income for Single-Family Credit and Multifamily Credit. of September 30, 2020. • Portfolio Total Interest Income, Portfolio Total Interest Expense, and Portfolio Net Interest • Average DSCR of Preferred Equity/Mezzanine Loans represents the weighted average debt Income include amounts related to our “Other” portfolio not shown separately within the service coverage ratio of the underlying properties as of September 30, 2020. table. • Average LTV of Preferred Equity/Mezzanine Loans represents the weighted average loan- Slide 27 to-value of the underlying properties as of September 30, 2020. • Outstanding shares used to calculate book value per common share for the quarter ended • Average coupon rate of Preferred Equity/Mezzanine Loans is a weighted average rate based September 30, 2020 are 377,744,476. upon the unpaid principal amount and contractual interest or preferred return rate. • Common stock issuance, net includes amortization of stock based compensation. • Average DSCR, Average LTV and Average coupon for Multifamily securities represent the • Net changes in accumulated other comprehensive income relate to unrealized gains/(losses) weighted average debt service coverage ratio, loan-to-value, and coupon rate of the in our investment securities available for sale not at fair value option. underlying collateral per the most recent data available in Bloomberg. • On January 1, 2020, the Company adopted Accounting Standards Update ("ASU") 2016-13, Slide 18 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on • Balance represents unpaid principal amount as of September 30, 2020. Financial Instruments and elected to apply the fair value option provided by ASU 2019-05, • Coupon represents the weighted average rate based upon the unpaid principal amount and Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief to our contractual interest or preferred return rate. residential loans, net, preferred equity and mezzanine loan investments that are accounted • Average LTV represents the weighted average loan-to-value of the underlying properties as for as loans and preferred equity investments that are accounted for under the equity of September 30, 2020. method, resulting in a cumulative-effect adjustment to beginning book value of our • DSCR represents the weighted average debt service coverage ratio of the underlying common stock and book value per common share. properties as of September 30, 2020. Slide 36 Slide 19 • Image(s) used under license from Shutterstock.com. • Image(s) used under license from Shutterstock.com. Slide 21 • Portfolio Total Avg. Interest Earning Assets, Portfolio Total Yield on Average Interest Earning Assets and Portfolio Net Interest Margin include amounts related to our “Other” portfolio not shown separately within the table. See Glossary and End Notes in the Appendix. 33

Capital Allocation Single-Family Multifamily At September 30, 2020 (Dollar amounts in thousands) Other Total Credit Credit Investment securities available for sale, at fair value $375,765 $182,925 $45,007 $603,697 Residential loans, at fair value 2,822,789 — — 2,822,789 Residential collateralized debt obligations, at fair value (1,077,980) — — (1,077,980) Investments in unconsolidated entities 73,456 145,250 — 218,706 Preferred equity and mezzanine loan investments — 183,154 — 183,154 Other investments (1) — 3,585 — 3,585 Carrying Value $2,194,030 $514,914 $45,007 $2,753,951 Repurchase agreements $(672,519) $— $— $(672,519) Securitized debt (88,791) — — (88,791) Residential collateralized debt obligations (268,820) — — (268,820) Subordinated debentures — — (45,000) (45,000) Convertible notes — — (134,720) (134,720) Cash, cash equivalents and restricted cash (2) 119,578 47,952 537,094 704,624 Other 50,362 (4,356) (41,348) 4,658 Net Capital Allocated $1,333,840 $558,510 $361,033 $2,253,383 Total Leverage Ratio (3) 0.4 Portfolio Leverage Ratio (4) 0.3 (1) Includes real estate under development presented in the Company's condensed consolidated balance sheets in receivables and other assets. (2) Restricted cash is included in the Company's condensed consolidated balance sheets in receivables and other assets. (3) Represents total outstanding repurchase agreement financing, subordinated debentures and convertible notes divided by the Company's total stockholders' equity. Does not include SLST CDOs amounting to $1.1 billion, Residential CDOs amounting to $268.8 million and securitized debt amounting to $88.8 million as they are non-recourse debt to the Company. (4) Represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity. See Glossary and End Notes in the Appendix. 34

Reconciliation of Net Interest Income

Dollar amounts in thousands	3Q'20	2Q'20	1Q'20	4Q'19	3Q'19
Single-Family Credit					
Interest income, residential loans	$30,704	$29,420	$34,300	$24,751	$16,778
Interest income, investment securities available for sale (1)	5,605	8,268	8,556	8,292	6,890
Interest expense, SLST CDOs (2)	(7,562)	(8,158)	(8,535)	(2,945)	—
Interest income, Single-Family Credit, net	28,747	29,530	34,321	30,098	23,668
Interest expense, repurchase agreements	(5,341)	(7,299)	(9,968)	(11,260)	(10,161)
Interest expense, Residential CDOs (2)	(2,160)	(130)	(237)	(271)	(338)
Interest expense, securitized debt	(1,524)	(469)	—	—	—
Net Interest Income, Single-Family Credit	***$19,722***	***$21,632***	***$24,116***	***$18,567***	***$13,169***
Multifamily Credit					
Interest income, multifamily loans held in securitization trusts	$—	$—	$151,841	$150,483	$139,818
Interest income, investment securities available for sale (1)	2,546	3,652	2,762	2,865	3,419
Interest income, preferred equity and mezzanine loan investments	5,300	5,202	5,373	5,239	5,505
Interest expense, multifamily collateralized debt obligations	—	—	(129,762)	(125,089)	(120,329)
Interest income, Multifamily Credit, net	7,846	8,854	30,214	33,498	28,413
Interest expense, repurchase agreements	—	(58)	(6,715)	(7,384)	(8,400)
Net Interest Income, Multifamily Credit	***$7,846***	***$8,796***	***$23,499***	***$26,114***	***$20,013***

(1) Included in the Company's condensed consolidated statements of operations in interest income, investment securities and other interest earning assets.
(2) Included in the Company's condensed consolidated statements of operations in interest expense, residential collateralized debt obligations.

See Glossary and End Notes in the Appendix.

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NYMT

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